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                                                                 Exhibit 10.74


                THE COCA-COLA BOTTLING GROUP (SOUTHWEST), INC.

                        MANAGEMENT INCENTIVE AGREEMENT

     This Management Incentive Agreement ("Agreement") is entered by and among The Coca-Cola Bottling Group (Southwest), Inc. (the "Company"), Texas Bottling Group, Inc., Coca-Cola Bottling Company of the Southwest ("Employer") and E.T. SUMMERS, III ("Manager"), effective January 1, 1998.

                                   RECITALS

     A. The Company desires to retain the services of certain key managers and to encourage key managers to seek to attain the financial goals of the Company through creativity, innovation and good management practices;

     B. The Company measures its business success in part by setting financial goals and evaluating efforts to meet financial goals by increasing revenue and controlling expenditures;

     C. The Company has established a Management Incentive Plan, recorded in the minutes of the Board of Directors of the Company and Expressed in this Agreement and in similar Agreements with certain other key managers, to encourage superior long-term performance by key managers of the Company, Employer and other subsidiary operations of the Company through payments of cash awards based on the Company's performance during the three-year period form January 1, 1998 through December 31, 2000; and

     D. Manager is currently employed with Employer in a key leadership position.

                                   AGREEMENT

     1. PAYMENT OF BONUS. If Manager qualifies to receive a cash award pursuant to this Agreement, two-thirds of the Award Payable (defined in Section 2(c) below) will be paid to Manager on March 1, 2001, and one third of the Award Payable will be paid to Manager on March 1, 2003. Payments under this Agreement will be made by Employer, unless Manager has transferred to a position with the Company or another subsidiary of the Company prior to the payment date, in which case the Award Payable will be prorated among the employers of Manager during the Performance Period on the basis of months worked for each affected employer.

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     2.   DEFINITIONS.

          a. "Cash Flow" is based on the audited financial information of the Company for each fiscal year in any Performance Period and is determined by adding the following items on the Statement of Operations for Southwest Coca-Cola Bottling Company, Inc. and Texas Bottling Group, Inc. for the year ended on December 31 of each such year: consolidated net income, income taxes paid or accrued, interest expense net of interest income, depreciation, amortization, accruals for Awards under this Plan, and other non-cash charges to the extent deducted in calculating consolidated net income.

          b. "Actual Cash Flow" is Cash Flow as certified to the Board of Directors of the Company by the Chief Financial Officer of the Company for purposes of the Plan and this Agreement

          c.   "Cash Flow Threshold" is $309,000,000.00.

     The Cash Flow Threshold may be adjusted by the Board of Directors of the Company to incorporate anticipated increases in Cash Flow resulting from the expansion of the Company's business through acquisition of any other business by the Company, Employer or Texas Bottling Group, Inc., or conversely to incorporate decreases in cash flow resulting from divestiture or significant increases in expenditures not foreseeable on the effective date of this Agreement. Any change in the Cash Flow Threshold must be approved by the Board of Directors of the Company prior to the end of the Performance Period. The Board of Directors of the Company is not required to make any adjustment in the Cash Flow Threshold, but may take such action in its sole discretion. Any such change in the Cash Flow Threshold will be effected by written notice to Manager prior to the end of the Performance Period setting forth the amended Cash Flow Threshold.

     d.   "Award" is $200,000.00.

     e. "Award Payable" will be calculated by multiplying the Award by the percentage determined by the following formula (the "Award Formula"):

     Percentage = Lesser of y or z, where

          y = 150% and

          z = ACTUAL CASH FLOW - THRESHOLD CASH FLOW  x  100% + 50%
              --------------------------------------
                         $23,000,000

     3. REQUIREMENTS TO QUALIFY FOR THE AWARD. To be qualified to receive the Award Payable, Manager must have been continuously employed by the Employer, the Company or Southwest


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Coca-Cola Bottling Company, Inc. during the Performance Period in his present position or another key management position, and still actively employed on March 1, 2001 to receive the first installment, and on March 1, 2003 to receive the second installment. The only exceptions to these requirements are described in Paragraphs 4, 5, 6 and 7.

     4. RESIGNATION DUE TO DISABILITY. If Manager fails to meet the requirements of Paragraph 3 above because he has resigned from employment with Employer, the Company or Southwest Coca-Cola Bottling Company, Inc. after the Performance Period ends, but prior to a payment date due to a condition which meets the definition of "disability" in the Company's Long Term Disability Insurance Policy or is on medical leave, Manager will receive the Award Payable as provided in this Agreement. If Manager's resignation due to disability occurs prior to the end of the Performance Period, the Board of Directors may waive the "continuous employment" requirement and prorate the Award Payable based on the ratio of the number of months within the Performance Period in which Manager was actively employed to the 36 months in Performance Period, and the payment date of such partial Award Payable may be accelerated in the sole discretion of the Board of Directors of the Company.

     5. RESIGNATION DUE TO RETIREMENT. If Manager fails to meet the requirements of Paragraph 3 above because he has retired from employment with Employer, the Company or Southwest Coca-Cola Bottling Company, Inc. after the Performance Period ends, but prior to a payment date in accordance with the terms of The Coca-Cola Bottling Group (Southwest), Inc. and Affiliates Retirement Plan, Manager will receive the Award Payable as provided in this Agreement. If Manager's resignation due to retirement occurs prior to the end of the Performance Period, the Board of Directors may waive the "continuous employment" requirement and prorate the Award Payable based on the ratio of the number of months within the Performance Period in which Manager was actively employed to the 36 months in the Performance Period.

     6. DEATH OF MANAGER. If Manager dies while actively employed with the Company, Employer or Southwest Coca-Cola Bottling Company, Inc. after the Performance Period ends, but prior to a payment date, Manager's estate or designated beneficiary will receive the Award Payable as provided in this Agreement. If Manager's death occurs prior to the end of the Performance Period, the Board of Directors may waive the "continuous employment" requirement and prorate the Award Payable based on the ratio of the number of months within the Performance Period in which the Manager was actively employed to the 36 months within the Performance Period, and the payment date of such partial Award Payable may be accelerated in the sole discretion of the Board of Directors of the Company.

     7.  CHANGE OF MAJORITY OWNERSHIP.  If, during the term of this
Agreement, the majority ownership of the stock of the Company and/or the Manager's employer changes, this Agreement shall terminate, and Manager will receive all or any remaining portion of an Award Payable from the Company, on or before December 31 of the year in which such change of ownership is consummated. If the Change of Ownership occurs during the Performance Period,


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the Award Payable will be terminated using an amended Cash Flow Threshold which proportionally adjusts the factors to be utilized in calculating the Award Payable. For purposes of this Paragraph 7 and Paragraph 8 below, a transfer of stock ownership from a person or entity which was a shareholder on the date of this Agreement (a "current shareholder") to a person or entity which is (a) controlled by or under common control with a current shareholder, (b) a family member of a current shareholder, or (c) a trust, partnership or other entity of which a current shareholder or a family member of a current shareholder is either a grantor, trustee, beneficiary, owner or holder of an equity or beneficial interest, will not constitute a Change of Majority Ownership of the Company, the Employer or, if applicable, the Manager's employer.

     8. TERMINATION OF AGREEMENT. This Agreement shall terminate immediately upon the occurrence of the first of the following events: a) payment of the entire Award Payable; b) voluntary resignation of the Manager;
c) termination of Manager's employment with the Company, the Employer or Coca-Cola Bottling Company of the Southwest, for any reason other than death, disability or retirement (as defined in Paragraphs 5 and 6 above); or Change of Majority Ownership of the Company or Manager's employer. This Agreement and the benefits of this Agreement may be assigned by the Company to any corporate successor of the Company, but may not be assigned, pledged, or otherwise transferred by Manager.

     9. AMENDMENTS. Manager recognizes that the Board of Directors of the Company may determine in its sole discretion that modification, suspension or termination of the Plan is in the best interest of the Company, and that the Plan provides that the Board of Directors may act in it sole discretion to suspend or terminate the Plan in whole or in part. This Agreement may be amended by written agreement between the Manager, the Employer and the Company. The Board of Directors of the Company may also make an amendment to the form of all Agreements for a specific Performance Period, and such amendment shall be effective for this Agreement when the majority of Participants who are parties to Agreements for the same Performance Period consent in writing to such amendments. The Board of Directors may also unilaterally amend this Agreement if it amends all Agreements for the same Performance Period in order to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan or this Agreement, or take necessary action to effect legal compliance of the Plan or this Agreement. If Manager transfers from his position with Employer to a position with Coca-Cola Bottling Company of the Southwest, this Agreement will be amended by substituting Southwest Coca-Cola Bottling Company, Inc. for Employer as a party to this Agreement.

     10. NOTICES. All notices given under this Agreement shall be in writing and shall be deemed to be delivered when actually received or shall be deemed received upon deposit in the United States mail, registered or certified, postage prepaid and, if to the Company, addressed to the Company at 1999 Bryan Street #3300, Dallas, Texas 75201, or if to Manager, at his principal place of residence.


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     11.  EMPLOYMENT AT WILL.  Manager acknowledges that this Agreement is not an employment agreement, and has no relationship to or effect on the terms of Manager's employment with the Company. Manager acknowledges and affirms that her employment with the Company is terminable at will, subject only to compliance with existing law, by Manager or Manager's employer (whether the Company, Employer or another subsidiary of the Company) at any time.

     IN WITNESS WHEREOF, this Management Incentive Agreement is executed this 26th day of February, 1998.


                                       THE COCA-COLA BOTTLING GROUP
                                       (SOUTHWEST), INC.

                                       By:  /s/ Robert K. Hoffman
                                          ------------------------------------
                                       Its: Co-Chairman
                                           -----------------------------------


                                       TEXAS BOTTLING GROUP, INC.

                                       By:  /s/ Robert K. Hoffman
                                          ------------------------------------
                                       Its: Co-Chairman
                                           -----------------------------------


                                       COCA-COLA BOTTLING COMPANY
                                       OF THE SOUTHWEST


                                       By:  /s/ Robert K. Hoffman
                                          ------------------------------------
                                       Its: Co-Chairman
                                           -----------------------------------


                                       MANAGER

                                       /s/ E. T. Summers, III
                                       ---------------------------------------
                                       E. T. Summers, III



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